Cenveo, Inc.
200 First Stamford Place
2nd Floor
Stamford, CT 06902
(203) 595-3000

April 24, 2015

Mr. Robert G. Burton
200 First Stamford Place
2nd Floor
Stamford CT 06902

Dear Bob:

Reference is made to the employment agreement (the “Employment Agreement”), dated October 27, 2005, as amended, between you and Cenveo, Inc. (the “Company”). This letter agreement (the “Amendment”) will serve to amend the Employment Agreement in the following respects, effective as of the date of this letter. (Capitalized terms not defined in this Amendment will have the same meaning as in the Employment Agreement.)

1.
The first sentence of Section 1 (“Terms of Employment”) of the Employment Agreement is amended to extend the Term of the Employment Agreement by two (2) years by replacing the current expiration date “December 31, 2015,” with the date “December 31, 2017.”

The Employment Agreement otherwise remains in full force and effect. This
Amendment may be executed in two or more counterparts, each of which will constitute an original, and all of which together will constitute one and the same.

If the foregoing terms and conditions are acceptable and agreed to by you, please sign the line provided below to signify such acceptance and agreement and return the executed copy to the undersigned.

CENVEO, INC.

By:     /s/ Mark Griffin
Name:     Mark Griffin
Title:     Director and Chairperson of
    Compensation Committee

Accepted and Agreed this
30th day of April, 2015

/s/ Robert G. Burton, Sr.
Robert G. Burton, Sr.